                                                                  EXHIBIT 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                                                                February 1, 1996


                      WARRANT TO PURCHASE SHARES OF COMMON
                      STOCK OF AMERICAN PSYCH SYSTEMS, INC.

      This certifies that KBL Healthcare, Inc. (the "Holder"), or his registered assigns, for value received is entitled, subject to the adjustment and to the other terms set forth below, to purchase from AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation (the "Company"), 86,092 fully paid and nonassessable shares of the Company's $.001 par value Common Stock (the "Stock") at a price of $1.30 per share (the "Stock Purchase Price") at any time on or after February 1, 1996 (the "Commencement Date") but not later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office, One Democracy Plaza, 6701 Democracy Boulevard, Suite 555, Bethesda, Maryland 20817 Attention: President (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the form of Subscription Agreement attached hereto duly filled in and signed and, unless the Conversion Right set forth in Section 1.2 is exercised, upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "Expiration Date" means January 31, 2000. This Warrant is issued pursuant to
Section 4(b) of the Sales Agency Agreement, dated as of October 3, 1994, as amended, between the Company and KBL Healthcare, Inc. relating to the offering of a minimum of 1,500,000 and a maximum of 3,000,000 shares of Stock.

      This Warrant is subject to the following terms and conditions"

      I.    EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES;
            CONVERSION RIGHT.

            1.1 DURATION OF EXERCISE OF WARRANT. This Warrant is exercisable at the option of the Holder at any time or from time to time but not earlier than on the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Stock which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

            1.2 CONVERSION RIGHT. In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price (as hereinafter defined) for the shares of Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Stock immediately prior to the exercise of the Conversion Right. "Market Price" shall mean the Stock Price (as defined below) obtained by taking the average over a period of thirty consecutive trading days ending on the second trading day prior to the date of determination. As used in this paragraph, the term Stock Price shall mean (A) the mean, on each such trading day, between the high and low sale price of a share of Stock or if no such sale takes place on any such trading day, the mean of the closing bid and lowest closing asked prices therefor on any such trading day, in each case as officially reported on all national securities exchanges on which the Stock is then listed or admitted to trading, or (B) if the Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Stock on such date, or (C) if no closing price is available on any such trading day, the mean between the highest and lowest closing bid prices thereof on any such trading date, in the over-the-counter market as reported by NASDAQ,
(D) if the Stock is not then quoted in such system, the mean between the highest and lowest bid prices reported by the market makers and dealers for the Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization, or (E) the higher of the last bona fide sale made by the Company and the fair market value of the Stock as determined by the Board of Directors in its good faith judgment.

            1.3 EXERCISE OF CONVERSION RIGHT. The conversion rights provided under Section 1.2 hereof may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit A. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Stock issuable upon exercise of this Warrant. This Warrant certificate (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder(i) a certificate or certificates representing the largest number of whole shares of Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant certificate is being converted in part only, a new certificate in principal amount equal to the unconverted portion of the Warrant certificate. If this Warrant is executed in whole, in lieu of any fractional shares of Stock to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 12 hereof.

      2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of this Warrant (the "Warrant Shares") and all shares of common stock issuable upon conversion of the Warrants (the "Conversion Shares") will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise and/or conversion, as the case may be. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

      3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

            3.1 SUBDIVISION OR COMBINATION OF STOCK AND STOCK DIVIDEND. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

            3.2 DILUTIVE ISSUANCES. In the event that the Company shall sell or issue at any time after the date of this Warrant and prior to its termination shares of Stock (other than Excluded Stock, as defined in Section 3.2.5) at a consideration per share less than the Stock Purchase Price in effect immediately prior to the time of such issue or sale, then, upon such sale or issuance, the Stock Purchase Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) the sum of (A) the total number of shares of Stock Outstanding (as defined below and subject to adjustment in the manner set forth in Section 3.1) immediately prior to such issuance or sale multiplied by the then-existing Stock Purchase Price, plus (B) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Stock Outstanding immediately after such issuance or sale.

            In no event shall any such adjustment be made if it would increase the Stock Purchase Price in effect immediately prior to such adjustment, except as provided in Sections 3.2.3 and 3.2.4. Upon each adjustment of the Stock Purchase Price pursuant to this Section 3.2, the holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment; and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                  3.2.1 DEFINITIONS. For purposes of this Section 3.2, the following definitions shall apply:

                        (a) "CONVERTIBLE SECURITIES" shall mean any indebtedness or equity securities convertible into or exchangeable for Stock.

                        (b) "OPTIONS" shall mean any rights, warrants or options to subscribe for or purchase Stock or Convertible Securities.

                        (c) "STOCK OUTSTANDING" shall mean the aggregate of all Stock of the Company outstanding and all Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                  3.2.2 For the purposes of this Section 3.2, the following provisions shall also be applicable:

                        3.2.2.1     CASH CONSIDERATION.  In case of the
issuance or sale of additional Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                        3.2.2.2 NON-CASH CONSIDERATION. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 3, of the consideration other than cash received by the Company for such securities.

                        3.2.2.3 OPTIONS AND CONVERTIBLE SECURITIES. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 3.2 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section 3.2.3, no further adjustment of the Stock Purchase Price shall be made upon the actual issuance of any such Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                  3.2.3 CHANGE IN OPTION PRICE OR CONVERSION. In the event that the purchase price provided for in any Option referred to in subsection 3.2.2.3, or the rate at which any Convertible Securities referred to in subsection
3.2.2.3 are convertible into or exchangeable for shares of Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by Section 3.2, the Stock Purchase Price in effect at the time of such event shall forthwith be readjusted to the Stock Purchase Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an crease in the Stock Purchase Price, such readjustment shall not exceed the amount (as adjusted by Sections 3.1 and 3.2) by which the Stock Purchase was decreased pursuant to Section 3.2 upon the issuance of the Option or Convertible Security. No adjustment shall be made in respect of changes in Options or Convertible Securities by reason of provisions with respect thereto designed to protect against dilution.

                  3.2.4 TERMINATION OF OPTION OR CONVERSION RIGHTS. In the event of the termination or expiration of any right to purchase Stock under any Option granted after the date of this Warrant or of any right to convert or exchange Convertible Securities issued after the date of this Warrant, the Stock Purchase Price shall, upon such termination, be readjusted to the Stock Purchase Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Stock issuable thereunder shall no longer be deemed to be Stock Outstanding, provided that if such readjustment is an increase in the Stock Purchase Price, such readjustment shall not exceed the amount (as adjusted by Sections 3.1 and 3.2) by which the Stock Purchase Price was decreased pursuant to Section 3.2 upon the issuance of the Option or Convertible Security. The termination or expiration of any right to purchase Stock under any Option granted prior to the date of this Warrant or of any right to convert or exchange Convertible Securities issued prior to the date of this Warrant shall not trigger any adjustment to the Stock Purchase Price, but the shares of Stock issuable under such Options or Convertible Securities shall no longer be counted in determining the number of shares of Stock Outstanding on the date of issuance of this Warrant for purposes of subsequent calculations under this Section 3.2.

                  3.2.5 EXCLUDED STOCK. Notwithstanding anything herein to the contrary, the Stock Purchase Price shall not be adjusted pursuant to this
Section 3.2 by virtue of the issuance and/or sale of Excluded Stock, which shall mean the following: (a) up to 172,628 shares issued pursuant to the Company's Stock Option Plan or issued and/or sold to employees, advisors, directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a stock grant, stock option plan, restricted stock agreement, stock purchase plan, pension or profit-sharing plan or other stock agreement or arrangement approved by the Company's Board of Directors, (b) the issuance, or deemed issuance, of shares of Stock, Options and/or Convertible Securities pursuant to the terms of any agreements, Options and Convertible Securities in effect or outstanding immediately following the completion or termination of a private placement of shares of the Stock of the Company through KBL Healthcare, Inc. (the "KBL Placement"), (c) the issuance of shares of Stock, Options or Convertible Securities as a stock dividend or deemed issuance, upon any subdivision or combination of shares of Stock, Options or Convertible Securities and (d) the issuance of shares of Stock, Options or Convertible Securities in connection with the KBL Placement. For all purpose of this Section 3.2, all shares of Excluded Stock shall be deemed to have been issued for an amount of consideration per share equal to the initial Stock Purchase Price (subject to adjustment in the manner set forth in Section 3.1).

            3.3 NOTICE OF ADJUSTMENT. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            3.4   OTHER NOTICES.  If at any time:

                  (a) the Company shall declare any cash dividend upon its Stock;

                  (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

                  (c) there shall be any capital reorganization, or reclassification of the Stock of the Company, or consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail (certified or registered mail in the case of any event referred to in paragraphs (c) or (d) above), postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event.

            3.5 CHANGES IN STOCK. In case at any time following the date hereof, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive; and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 3.5 shall similarly apply to successive Transactions.

      4. ISSUE TAX. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

      5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Stock payable in shares of Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

      6. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.

            6.1 RESTRICTIONS ON TRANSFERABILITY. This Warrant and the Warrant Shares and the Conversion Shares (collectively, the "Securities"), shall not be transferable in the absence of Registration under the Act (as defined below) or an exemption therefrom under said Act.

            6.2 RESTRICTIVE LEGEND. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

      7. REGISTRATION RIGHTS. The Warrant Shares and the Conversion Shares are entitled to certain registration rights pursuant to that certain Registration Rights Agreement made on behalf of the Holder and its designees by the Company.

      8. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall, except as otherwise provided in this Warrant, be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company.

      10. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

      11. LOST WARRANTS OR STOCK CERTIFICATES. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      12. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of this 1st day of February, 1996.

                                    AMERICAN PSYCH SYSTEMS, INC.


                                    By:   /s/ Kenneth A. Kessler
                                          --------------------------
                                          Kenneth Kessler, M.D.
                                          President